POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed November 10th, 2009 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

SIGNATURE AND ACKNOWLEDGMENT:  In witness whereof I have hereunto signed my name on November 6, 2012

/s/ Bradley J. Skapyak____________ Bradley J. Skapyak	President (Principal Executive Officer)
/s/ James Windels ______ James Windels	Treasurer (Principal Financial and Accounting Officer)
/s/ Joseph S. DiMartino___________ Joseph S. DiMartino	Board Member, Chairman of the Board
/s/ William Hodding Carter III William Hodding Carter III	Board Member
/s/ Gordon J. Davis___ Gordon J. Davis	Board Member
/s/ Joni Evans___________________ Joni Evans	Board Member
/s/ Ehud Houminer Ehud Houminer	Board Member
/s/ Richard C. Leone Richard C. Leone	Board Member
/s/ Hans C. Mautner Hans C. Mautner	Board Member
/s/ Robin A. Melvin Robin A. Melvin	Board Member
/s/ Burton N. Wallack Burton N. Wallack	Board Member
/s/ John E. Zuccotti___ John E. Zuccotti	Board Member

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On November 6, 2012 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Notary Public

EXHIBIT A

Dreyfus Bond Funds, Inc.

-Dreyfus Municipal Bond Fund

Dreyfus Intermediate Municipal Bond Fund, Inc.

Dreyfus Massachusetts Municipal Money Market Fund

Dreyfus Municipal Funds, Inc.

-Dreyfus BASIC Municipal Money Market Fund

-Dreyfus BASIC New Jersey Municipal Money Market Fund

-Dreyfus AMT-Free Municipal Bond Fund

-Dreyfus High Yield Municipal Bond Fund

Dreyfus Municipal Money Market Fund, Inc.

Dreyfus New Jersey Municipal Money Market Fund, Inc.

Dreyfus New York Tax Exempt Bond Fund, Inc.

Dreyfus New York amt-free municipal Money Market Fund

Dreyfus Pennsylvania Municipal Money Market Fund

Dreyfus premier GNMA Fund, Inc.

-Dreyfus GNMA Fund

Dreyfus Premier California AMT-FREE MUNICIPAL Bond Fund, Inc.

-Dreyfus California AMT-Free Municipal Bond Fund

Dreyfus Stock Funds

-Dreyfus Small Cap Equity Fund

-Dreyfus International Equity Fund

Dreyfus Strategic Municipal Bond Fund, Inc.

Dreyfus Strategic Municipals, Inc.

Strategic Funds, Inc.

-Dreyfus Active MidCap Fund

-Global Stock Fund

-International Stock Fund

-Dreyfus Select Managers Small Cap Value Fund

-Dreyfus Select Managers Small Cap Growth Fund

-Dreyfus U.S. Equity Fund

- Dreyfus Conservative Allocation Fund

-Dreyfus Moderate Allocation Fund

-Dreyfus Growth Allocation Fund